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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 15, 2005, relating to the consolidated financial statements and financial statement schedule of Nevada Power Company, appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP


Reno, Nevada
December 5, 2005